Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Progaming Platform Corp. on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Erez Zino, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Progaming Platform Corp.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit accompanying such quarterly report and shall not be deemed filed pursuant to the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to Progaming Platform Corp. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

By:	/s/ Erez Zino

Erez Zino, CEO and CFO

Date: August 6, 2013